Exhibit 99.4

Barclays PLC | Rights Issue ? Your Questions Answered (United States, Canada and ADSs) 1 Barclays PLC Rights Issue Your Questions Answered (United States, Canada and ADSs) This document is important and requires your immediate attention. If you are in any doubt as to what action you should take, you are recommended to seek your own personal financial advice from your stockbroker, bank manager, legal advisor, accountant, fund manager or other appropriate independent financial adviser, who is appropriately authorised as an independent financial adviser in your own jurisdiction. This document shall not constitute an offer to buy, sell or issue, or the solicitation of an offer to buy, sell or issue, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such jurisdiction. This document is not for distribution into any Excluded Territory. If you have received this document and you are a holder of existing ordinary shares located outside the United States and Canada, you should instead read the UK version of this document available on the Barclays website at Barclays.com/rightsissue unless you are in an Excluded Territory. Unless otherwise defined in this ?Your Questions Answered (United States, Canada and ADSs)? booklet, defined terms used have the same meanings as those terms that are defined in the Prospectus.

2 Barclays PLC | Rights Issue – Your Questions Answered (United States, Canada and ADSs) Barclays PLC (“Barclays”) is undertaking a Rights Issue to raise approximately £5.8 billion (net of expenses). As a holder of existing ordinary shares located in the United States or Canada, or a holder of American Depositary Shares, each representing four ordinary shares (“ADSs”), you have a number of choices available to you and these are summarized in this booklet. A rights issue is a way for companies to raise capital. Barclays is giving its holders of existing ordinary shares a right (an “ordinary share right”) to buy new ordinary shares in proportion to their existing shareholding and holders of ADSs a right (an “ADS right”) to buy ADSs in proportion to their existing ADS holding. Please read the Prospectus (which is available free of charge by visiting EDGAR on the SEC website at www.sec.gov or by accessing the Barclays website at Barclays.com/rightsissue) carefully before taking any action and contact your broker, bank or other appropriately authorised financial adviser if you wish to seek advice about the action you wish to take. If you hold ordinary shares, please refer to pages 3 to 8 and page 14 of this booklet. If you hold ADSs, please refer to pages 9 to 14 of this booklet. Please note that the rights issue referenced in this document (the “Rights Issue”) is being made in the United States pursuant to a prospectus (the “Prospectus”) and related registration statement filed by Barclays PLC (“Barclays”) with the United States Securities and Exchange Commission (the “SEC”). Before you invest, you should read the Prospectus in that registration statement, as it may be amended from time to time, and other documents Barclays has filed, and will file, with the SEC for more complete information about Barclays and the Rights Issue. You may obtain these documents free of charge by accessing EDGAR on the SEC website at www.sec.gov or by accessing the Barclays website at Barclays.com/rightsissue. A copy of the Prospectus will not be delivered to you unless you specifically request it. The Rights Issue in Canada is being made pursuant to a Canadian offering memorandum that includes the Prospectus (the “Canadian Offering Memorandum”). The Canadian Offering Memorandum is available free of charge by accessing the Barclays website at Barclays.com/rightsissue. If you would like to request that a copy of the Prospectus or the Canadian Offering Memorandum, as applicable, be mailed to you, please contact D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, (800) 269-6427 (toll free in the U.S. and Canada) or +1 (212) 269-5550 (call collect from outside the U.S. and Canada). Background All references in this booklet to ‘ordinary share rights’ are to nil paid ordinary share rights, unless expressly stated otherwise.

Barclays PLC | Rights Issue – Your Questions Answered (United States, Canada and ADSs) 3 Terms of the Rights Issue for holders of Ordinary Shares in the United States and Canada If you hold your existing ordinary shares in certificated form, you will be sent a Provisional Allotment Letter. 1. What are the terms of the offer if I hold ordinary shares? The Rights Issue is an offer to qualifying holders of existing ordinary shares to subscribe for one new ordinary share, at an issue price of 185 pence per new ordinary share, for every four existing ordinary shares held of record as at the close of business (London time) on Friday, September 13, 2013 (the “ordinary share record date”). New ordinary shares are being offered in the Rights Issue at a discount of approximately: • 40.1% to the closing share price of 309.05 pence on Monday, July 29, 2013 (being the last business day prior to the release of the announcement of the Rights Issue); • 34.9% to the theoretical ex-rights price of 284.2 pence, based on the closing share price on Monday, July 29, 2013; and • 38.7% to the closing share price of 301.6 pence on the ordinary share record date (being the last business day prior to the date of the Prospectus). The ordinary share rights are potentially valuable. You should therefore consider any decisions that you make in connection with the Rights Issue carefully. 2. What if the number of new ordinary shares which I am entitled to apply for is not a whole number? Am I entitled to a fraction of a new ordinary share? Your entitlement to new ordinary shares will be calculated as at the close of business (London time) on the ordinary share record date. If this is not a whole number, you will not receive a fraction of a new ordinary share and your entitlement will be rounded down to the next lowest whole number. Barclays intends to sell or seek subscribers for the new ordinary shares representing any aggregated fractions, if possible, and donate the proceeds to their chosen charity, UNICEF. If you have more than one account, each holding of existing ordinary shares will be treated as a separate holding when entitlements are calculated. 3. How will the Rights Issue affect my existing ordinary shares? If you decide to take up all of your ordinary share rights to subscribe for the new ordinary shares, the proportion of Barclays that you own will remain the same as it was before the Rights Issue (subject to rounding down of fractional entitlements). If you decide to sell some or all of your ordinary share rights, or you take no action and let your entitlement to the ordinary share rights lapse, then the proportion of Barclays that you own will be smaller once the Rights Issue is completed. You should ensure that you read the Prospectus and any documents enclosed with this booklet carefully before making any decisions. If you hold fewer than four existing ordinary shares as at close of business (London time) on the ordinary share record date, you will not be entitled to subscribe for any new ordinary shares under the terms of the Rights Issue. 4. I participate in the Barclays PLC Scrip Dividend Programme. Are my dividend ordinary shares eligible for inclusion in the Rights Issue? Yes. If you were allotted ordinary shares on Friday, September 13, 2013, under the Barclays PLC Scrip Dividend Programme, these ordinary shares will be included in the calculation of your ordinary share rights. 5. What should I do if I do not receive a Provisional Allotment Letter? If you have not received a Provisional Allotment Letter, this probably means that you are not eligible to participate in the Rights Issue. However, you may still be eligible to participate in the Rights Issue if: • You bought existing ordinary shares before 8:00 a.m. (London time) on Wednesday, September 18, 2013, but were not registered as the holder of those existing ordinary shares at the close of business (London time) on Friday, September 13, 2013; • You held existing ordinary shares in uncertificated form through CREST on Friday, September 13, 2013, and have converted them to certificated form (in which case you may have been credited with ordinary share rights in uncertificated form). If you do not receive a Provisional Allotment Letter but think that you should have received one, please contact the Barclays Shareholder Helpline at +44 121 415 0094. 6. If I buy or sell ordinary shares after the ordinary share record date will I be eligible to participate in the Rights Issue? If you bought ordinary shares after the close of business (London time) on Friday, September 13, 2013, the ordinary share record date, but before 8:00 a.m. (London time) on Wednesday, September 18, 2013 (the time when the existing ordinary shares are expected to start trading ex-rights on the London Stock Exchange (the “ordinary share ex-rights date”)), or if you sell your existing ordinary shares after the ordinary share ex-rights date, then you may still be eligible to participate in the Rights Issue. If you are in any doubt, please consult your stockbroker, bank or other appropriate financial adviser, or whoever arranged your share purchase or sale, to ensure you claim your entitlement. If you buy ordinary shares at or after 8:00 a.m. (London time) on Wednesday, September 18, 2013, the ordinary share exrights date, you will not be eligible to participate in the Rights Issue in respect of those ordinary shares.

4 Barclays PLC | Rights Issue ? Your Questions Answered (United States, Canada and ADSs) If you are a holder of existing ordinary shares located in the United States or Canada, there are a number of Choices available to you. You can: Choice A Take up all of your ordinary share rights Choice B Take up some of your ordinary share rights You may alternatively choose to sell some or all of your ordinary share rights. If you choose to do so, you should contact your broker for more information. Please see question 12 for further information. You can also choose to do nothing and your entitlement to the ordinary share rights will lapse. Please see question 13 for further information. The deadlines for each of your choices are set out on pages 5 to 8 of this booklet. If you are considering taking any other actions, please contact your broker, bank or other appropriately authorised financial adviser. 7. What have I received? If you are a holder of existing ordinary shares, you will have received a pack which includes: Chairman?s Letter A letter from Sir David Walker, Barclays? Chairman, explaining the background to and reasons for the Rights Issue. Provisional Allotment Letter If you are a holder of existing ordinary shares in certificated form, you will have received a Provisional Allotment Letter. You need to read and complete your Provisional Allotment Letter if you wish to participate in the Rights Issue by selecting one of Choices A or B set out above. Reply paid envelope If you have made Choice A or Choice B above, please return your Provisional Allotment Letter and cheque to The Registrar to Barclays in the enclosed reply paid envelope. If you use your own envelope, it should be sent to: The Registrar to Barclays Corporate Actions Aspect House Spencer Road Lancing West Sussex BN99 6DA United Kingdom 8. What do I need to do now? You should read the documents in your pack carefully. You should also read the Prospectus relating to the Rights Issue and other documents Barclays has filed, and will file, with the SEC for more complete information about Barclays and the Rights Issue. You may obtain these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov or by accessing the Barclays website at Barclays.com/rightsissue. The Rights Issue in Canada is being made pursuant to the Canadian Offering Memorandum that includes the Prospectus. The Canadian Offering Memorandum is available free of charge by accessing the Barclays website at Barclays.com/rightsissue. If you would like to request that a copy of the Prospectus or the Canadian Offering Memorandum, as applicable, be mailed to you, please contact D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, +1 (800) 269-6427 (toll free in the U.S. or Canada) or +1 (212) 269-5550 (call collect from outside the U.S. and Canada). If you decide that you do wish to take action, please ensure you are aware of the deadlines, which vary according to the choice you make. What are my choices?

Barclays PLC | Rights Issue ? Your Questions Answered (United States, Canada and ADSs) 5 9. CHOICE A: Take up all of your ordinary share rights If you wish to take up all of the ordinary share rights you are entitled to, you should complete the relevant section of your personalized Provisional Allotment Letter. Please return your Provisional Allotment Letter, together with a cheque or banker?s draft drawn on a UK clearing bank in pounds sterling for the full amount to The Registrar to Barclays using the reply paid envelope provided. Please follow the checklist below. 1. Please tick Choice A on your Provisional Allotment Letter. 2. Make your cheque or banker?s draft drawn on a UK clearing bank in pounds sterling payable to ?Barclays PLC Rights Issue? and crossed ?A/C payee only? for the amount stated in Box 3 on your Provisional Allotment Letter. Remember to sign your cheque. 3. Write the Allotment Number (which appears on the Form to the right of your registered address) on the back of your cheque or banker?s draft. 4. Include your cheque or banker?s draft details on your Provisional Allotment Letter in case your Provisional Allotment Letter and cheque or banker?s draft become separated. 5. Return your Provisional Allotment Letter in the enclosed reply paid envelope. 6. Your Provisional Allotment Letter and cheque or banker?s draft must be received by our Registrar no later than 11:59 p.m. (London time) on Wednesday, October 2, 2013. Please ensure you allow sufficient time for delivery. Please note: Third party cheques may not be accepted, with the exception of building society cheques or banker?s drafts where the building society or bank has confirmed the name of the account holder by stamping or endorsing the cheque or draft to such effect. The account name should be the same as that shown on the application. Post-dated cheques will not be accepted. Deadline for Choice A By post Your Provisional Allotment Letter and cheque or banker?s draft must be received by our Registrar no later than 11:59 p.m. (London time) on Wednesday, October 2, 2013. Choice A 1 document must be presented when payment is made. US holders of ordinary shares (?Ordinary Shares?) in Barclays PLC (the ?Company? or ?Barclays?) should read this Provisional Allotment Letter (?PAL?) in conjunction with the prospectus relating to the Company dated 16 September 2013 (the ?Prospectus?) contained in the registration statement on Form F-3 (File No. 333-173886) that has been filed with the Securities and Exchange Commission (the ?SEC?) and is available free of charge on Barclays? website at Barclays.com/rightsissue. Canadian holders of Ordinary Shares in Barclays should read this PAL in conjunction with the Canadian offering memorandum (the ?Canadian Offering Memorandum?), which includes the Prospectus and additional Canadian disclosure. Copies of the Prospectus are available free of charge on the SEC?s website at www.sec.gov or by accessing Barclays? website at Barclays.com/rightsissue. Copies of the Prospectus and Canadian Offering Memorandum, as applicable, may also be obtained by contacting D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, +1 (212) 269-5550 (toll free in the U.S. or Canada) or +1 (800) 269-6427 (call collect from outside the U.S. and Canada). Shareholders should read the Prospectus or Canadian Offering Memorandum, as applicable, carefully before deciding whether to take up their rights to Ordinary Shares, nil paid (?Nil Paid Rights?) to which they are entitled or to take any other action relating to the Rights Issue. Save where the context requires otherwise, words and expressions defined in the Prospectus shall have the same meaning in this PAL. Barclays PLC (incorporated and registered in England and Wales with Registered No. 48839) 1 for 4 Rights Issue of 3,219,067,868 New Ordinary Shares at 185 pence per New Ordinary Share payable in full on acceptance no later than 11.59pm (UK time) on Wednesday, 2 October 2013 PLEASE READ THE PROSPECTUS AND ACCOMPANYING ?BARCLAYS PLC RIGHTS ISSUE ? YOUR QUESTIONS ANSWERED? BOOKLET FOR INFORMATION ON COMPLETING THIS FORM. YOUR CHOICES INCLUDE THE FOLLOWING: Shareholder Reference Number Allotment Number Your telephone number in case we need to contact you (including country code) BOX 1 Your shareholding at close of business (UK time) on Friday, 13 September 2013 BOX 2 The number of New Ordinary Shares provisionally allotted to you BOX 3 The amount you must pay at 185 pence per New Ordinary Share to take up all of your Rights Please write the cheque/banker?s draft details (sort code and cheque/banker?s draft number) in the section here. Sort Code Cheque/bankers draft No. CHOICE (A) TAKE UP ALL OF YOUR RIGHTS ? The deadline for taking up this Choice is 11.59pm (UK time) on Wednesday, 2 October 2013 1. Tick BOX A. 2. Provide a cheque or banker?s draft drawn from a UK clearing bank in pounds sterling made payable to ?Barclays PLC Rights Issue? for the amount set out in BOX 3 above. Please write your Allotment Number (see above) and surname on the back of the cheque/bankers draft and the cheque/bankers draft details in the boxes below. 3. You must submit one cheque/banker?s draft per PAL and return it together with this PAL in the reply paid envelope provided. BOX A CHOICE (B) TAKE UP SOME OF YOUR RIGHTS ? The deadline for taking up this Choice is 11.59pm (UK time) on Wednesday, 2 October 2013 1. Tick BOX B. 2. Write in the Boxes opposite the number of New Ordinary Shares you wish to acquire and the amount payable (at 185 pence per share). 3. All holders should sign and date Form X on Page 4 of this PAL. 4. Provide a cheque or banker?s draft drawn from a UK clearing bank in pounds sterling made payable to ?Barclays PLC Rights Issue? for the amount set out in the Box opposite. Please write your Allotment Number (see above) and surname on the back of the cheque/banker?s draft and the cheque/banker?s draft details in the boxes below. 5. You must submit one cheque/banker?s draft per PAL and return it together with this PAL in the reply paid envelope provided. Number of New Ordinary Shares you wish to acquire: Amount enclosed (at 185 pence per New Ordinary Share): BOX B Equiniti Financial Services Limited is registered in England and Wales with No. 6208699 and is authorized and regulated by the Financial Conduct Authority No. 468631. Registered Office: Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA United Kingdom. Barclays PLC. Registered in England. Registered No. 48839. Registered Office: 1 Churchill Place, London E14 5HP. HELPFUL INFORMATION ABOUT THE BARCLAYS PLC RIGHTS ISSUE Please read the enclosed ?Barclays PLC Rights Issue?Your Questions Answered (United States, Canada and ADSs)? booklet for more information on the Rights Issue. If you have any questions, please contact D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, +1 (212) 269-5550 (toll free in the U.S. and Canada) or +1 (800) 269-6427 (call collect from outside the U.S. and Canada) (lines open 9.00am to 9.00pm (New York City time) Monday to Friday). The operators can advise you on the choices that are available to you and the actions you should take once you have decided what you wish to do, but they cannot provide advice on the merits of the Rights Issue nor give financial, tax, investment or legal advice. The times and dates referred to in this PAL are indicative only and may be subject to change. ?

6 Barclays PLC | Rights Issue ? Your Questions Answered (United States, Canada and ADSs) Deadline for Choice B(i) By post Your Provisional Allotment Letter and cheque or banker?s draft must be received by our Registrar no later than 11:59 p.m. (London time) on Wednesday, October 2, 2013. 10. CHOICE B(i): Take up some of your ordinary share rights and let the balance lapse If you wish to take up some but not all of the ordinary share rights you are entitled to, you should complete the relevant section of your personalised Provisional Allotment Letter. Please return your Provisional Allotment Letter, together with a cheque or banker?s draft drawn on a UK clearing bank in pounds sterling representing the number of ordinary share rights you wish to take up, to The Registrar to Barclays using the reply paid envelope provided. Please follow the checklist below. 1. Please tick Choice B on your Provisional Allotment Letter. 2. Tell us how many ordinary share rights you wish to take up by writing the number in the relevant Box. 3. Multiply the number of ordinary share rights you wish to take up by the ordinary share subscription price (185 pence per new ordinary share) to give you the amount you need to pay and write this amount in the relevant Box. 4. Make your cheque or banker?s draft drawn on a UK clearing bank in pounds sterling payable to ?Barclays PLC Rights Issue? and crossed ?A/C payee only? for the amount above. Remember to sign your cheque. 5. Write the Allotment Number (which is stated on the Provisional Allotment Letter to the right of your registered address) on the back of your cheque or banker?s draft. 6. Include your cheque or banker?s draft details on your Provisional Allotment Letter in case your Provisional Allotment Letter and cheque become separated. 7. IMPORTANT: You must remember to sign and date Form X on page 4. 8. Return your Provisional Allotment Letter in the enclosed reply paid envelope. 9. Your Provisional Allotment Letter and cheque or banker?s draft must be received by our Registrar no later than 11:59 p.m. (London time) on Wednesday, October 2, 2013. Please ensure you allow sufficient time for delivery. If you take this choice, the balance of your entitlement to ordinary share rights will lapse. Barclays has made arrangements to try to find investors to subscribe for the new ordinary shares that the balance of your ordinary share rights entitled you to buy, together with those of other shareholders who also do not take up all of their ordinary share rights. Please see question 13 for further information. Please note: Third party cheques may not be accepted, with the exception of building society cheques or banker?s drafts where the building society or bank has confirmed the name of the account holder by stamping or endorsing the cheque or draft to such effect. The account name should be the same as that shown on the application. Post-dated cheques will not be accepted. 11. CHOICE B(ii) Take up some of my ordinary share rights but pass on the Provisional Allotment Letter for the balance If you are considering this choice, please read the section entitled ?Description of the Offering?Section A. Subscription by Holders of Ordinary Shares?Transfers and Partial Exercise of Provisional Allotment Letters? in the Prospectus and note 2 on page 3 of the Provisional Allotment Letter or please contact the Barclays Shareholder Helpline at +44 121 415 0094. Please make sure that the person acquiring your ordinary share rights has sufficient time to take all necessary steps in connection with taking up the entitlement before 11:59 p.m. (London time) on Wednesday, October 2, 2013. Choice B 1 IMPORTANT ? THIS DOCUMENT IS OF VALUE, IS NEGOTIABLE AND REQUIRES YOUR IMMEDIATE ATTENTION. This document is intended only for use by eligible U.S. or Canadian persons in connection with the Rights Issue in the United States and Canada and must not be used by any person with a registered address, located or resident outside the United States and Canada. The offer contained herein expires at 11:59pm (UK time) on Wednesday, 2 October 2013. This entire document must be presented when payment is made. US holders of ordinary shares (?Ordinary Shares?) in Barclays PLC (the ?Company? or ?Barclays?) should read this Provisional Allotment Letter (?PAL?) in conjunction with the prospectus relating to the Company dated 16 September 2013 (the ?Prospectus?) contained in the registration statement on Form F-3 (File No. 333-173886) that has been filed with the Securities and Exchange Commission (the ?SEC?) and is available free of charge on Barclays? website at Barclays.com/rightsissue. Canadian holders of Ordinary Shares in Barclays should read this PAL in conjunction with the Canadian offering memorandum (the ?Canadian Offering Memorandum?), which includes the Prospectus and additional Canadian disclosure. Copies of the Prospectus are available free of charge on the SEC?s website at www.sec.gov or by accessing Barclays? website at Barclays.com/rightsissue. Copies of the Prospectus and Canadian Offering Memorandum, as applicable, may also be obtained by contacting D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, +1 (212) 269-5550 (toll free in the U.S. or Canada) or +1 (800) 269-6427 (call collect from outside the U.S. and Canada). Shareholders should read the Prospectus or Canadian Offering Memorandum, as applicable, carefully before deciding whether to take up their rights to Ordinary Shares, nil paid (?Nil Paid Rights?) to which they are entitled or to take any other action relating to the Rights Issue. Save where the context requires otherwise, words and expressions defined in the Prospectus shall have the same meaning in this PAL. Barclays PLC (incorporated and registered in England and Wales with Registered No. 48839) 1 for 4 Rights Issue of 3,219,067,868 New Ordinary Shares at 185 pence per New Ordinary Share payable in full on acceptance no later than 11.59pm (UK time) on Wednesday, 2 October 2013 PLEASE READ THE PROSPECTUS AND ACCOMPANYING ?BARCLAYS PLC RIGHTS ISSUE ? YOUR QUESTIONS ANSWERED? BOOKLET FOR INFORMATION ON COMPLETING THIS FORM. YOUR CHOICES INCLUDE THE FOLLOWING: Shareholder Reference Number Allotment Number Your telephone number in case we need to contact you (including country code) BOX 1 Your shareholding at close of business (UK time) on Friday, 13 September 2013 BOX 2 The number of New Ordinary Shares provisionally allotted to you BOX 3 The amount you must pay at 185 pence per New Ordinary Share to take up all of your Rights Please write the cheque/banker?s draft details (sort code and cheque/banker?s draft number) in the section here. Sort Code Cheque/bankers draft No. CHOICE (A) TAKE UP ALL OF YOUR RIGHTS ? The deadline for taking up this Choice is 11.59pm (UK time) on Wednesday, 2 October 2013 1. Tick BOX A. 2. Provide a cheque or banker?s draft drawn from a UK clearing bank in pounds sterling made payable to ?Barclays PLC Rights Issue? for the amount set out in BOX 3 above. Please write your Allotment Number (see above) and surname on the back of the cheque/bankers draft and the cheque/bankers draft details in the boxes below. 3. You must submit one cheque/banker?s draft per PAL and return it together with this PAL in the reply paid envelope provided. BOX A CHOICE (B) TAKE UP SOME OF YOUR RIGHTS ? The deadline for taking up this Choice is 11.59pm (UK time) on Wednesday, 2 October 2013 1. Tick BOX B. 2. Write in the Boxes opposite the number of New Ordinary Shares you wish to acquire and the amount payable (at 185 pence per share). 3. All holders should sign and date Form X on Page 4 of this PAL. 4. Provide a cheque or banker?s draft drawn from a UK clearing bank in pounds sterling made payable to ?Barclays PLC Rights Issue? for the amount set out in the Box opposite. Please write your Allotment Number (see above) and surname on the back of the cheque/banker?s draft and the cheque/banker?s draft details in the boxes below. 5. You must submit one cheque/banker?s draft per PAL and return it together with this PAL in the reply paid envelope provided. Number of New Ordinary Shares you wish to acquire: Amount enclosed (at 185 pence per New Ordinary Share): BOX B U.S./CANADA PROVISIONAL ALLOTMENT LETTER Equiniti Financial Services Limited is registered in England and Wales with No. 6208699 and is authorized and regulated by the Financial Conduct Authority No. 468631. Registered Office: Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA United Kingdom. Barclays PLC. Registered in England. Registered No. 48839. Registered Office: 1 Churchill Place, London E14 5HP. HELPFUL INFORMATION ABOUT THE BARCLAYS PLC RIGHTS ISSUE Please read the enclosed ?Barclays PLC Rights Issue?Your Questions Answered (United States, Canada and ADSs)? booklet for more information on the Rights Issue. If you have any questions, please contact D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, +1 (212) 269-5550 (toll free in the U.S. and Canada) or +1 (800) 269-6427 (call collect from outside the U.S. and Canada) (lines open 9.00am to 9.00pm (New York City time) Monday to Friday). The operators can advise you on the choices that are available to you and the actions you should take once you have decided what you wish to do, but they cannot provide advice on the merits of the Rights Issue nor give financial, tax, investment or legal advice. The times and dates referred to in this PAL are indicative only and may be subject to change. ?

Barclays PLC | Rights Issue ? Your Questions Answered (United States, Canada and ADSs) 7 12. What if I want to sell some or all of my ordinary share rights? If you want to sell some or all of your ordinary share rights, you should contact your broker for more information. The price of the ordinary share rights will fluctuate like all traded securities. Please remember that the trading price of the ordinary share rights will not be the same as the trading price of the existing ordinary shares, as any purchaser of the ordinary share rights then has to pay 185 pence to acquire the right to each new ordinary share. You can obtain an indication of the price at which the ordinary share rights are trading by checking the London Stock Exchange Website under the code BARN. It is very important to note that the trading price that you see listed in a newspaper, or on a website, is unlikely to be the price that you will actually receive if you decide to sell your ordinary share rights. It could be higher or lower than such price and the actual amount you receive will be reduced by any brokerage costs. If you are arranging the sale of some or all of your ordinary share rights through a broker they may have a deadline before Wednesday, October 2, 2013, which is the date on which the ordinary share rights are expected to cease trading on the London Stock Exchange. Please also make sure that the person acquiring your ordinary share rights has sufficient time to take all necessary steps in connection with taking up the entitlement before 11:59 p.m. (London time) on Wednesday, October 2, 2013. 13. What happens if I do nothing? If you do not want to take up your ordinary share rights, you do not need to do anything. Your entitlement to ordinary share rights will expire or ?lapse? once the Rights Issue closes at 11:59 p.m. (London time) on Wednesday, October 2, 2013. Barclays has made arrangements to try to find investors to subscribe for the new ordinary shares that your ordinary share rights entitled you to buy, together with those of other shareholders who also do not take up their ordinary share rights. If investors are found who agree to pay a premium above the subscription price of 185 pence per new ordinary share price and the related expenses of procuring those investors (including any applicable brokerage and commissions and amounts in respect of value added tax), you will be sent a cheque for your share of the amount of that premium provided that this is 3.00 or more. Amounts less than 3.00 will be donated to our chosen charity, UNICEF. Cheques are expected to be posted by Thursday, October 17, 2013 to the address appearing on Barclays? register of members (or to the first-named holder if you hold your existing ordinary shares jointly). If investors cannot be found who agree to pay a premium over the subscription price of 185 pence per new ordinary share and related expenses so that your entitlement would be 3.00 or more, you will not receive any payment. 14. Can I change my mind about my choice? No, once you have submitted your choice to The Registrar, you are unable to change your mind except in very limited circumstances. Please see the section entitled ?Description of the Offering?Section A. Subscription by Holders of Ordinary Shares?Withdrawal Rights? in the Prospectus for further details of withdrawal rights. 15. What happens after I have made my choice? Choices A and B Once the Rights Issue has completed, you will receive a share certificate for any new ordinary shares that you have taken up. Your share certificate representing your new ordinary shares is expected to be posted to you by no later than Thursday, October 17, 2013. Sale of lapsed rights If you decide to do nothing or if you take up some of your ordinary share rights and allow some to lapse (Choice B), Barclays has made arrangements to try to find investors to subscribe for the ordinary shares that your ordinary share rights entitled you to buy, together with those of other shareholders who also do not take up all of their ordinary share rights. Please see question 13 for further information. CREST 16. What will I receive if I am a CREST member? If you are a qualifying CREST shareholder, you will receive a credit to your appropriate stock account(s) in CREST in respect of your ordinary share rights as soon as practicable after 8:00 a.m. (London time) on Wednesday, September 18, 2013. Qualifying CREST shareholders will not be sent a Provisional Allotment Letter. 17. What do I do if I hold my existing ordinary shares in CREST? You should ensure that a Many-to-Many (MTM) instruction has been settled by no later than the end of CREST cash settlement on the last date for acceptances under the Rights Issue which is expected to be 2:00 p.m. (London time) on Wednesday, October 2, 2013. If you hold your existing ordinary shares via a nominee or you are a CREST sponsored member, your CREST sponsor should be able to help you with this. CREST accounts are expected to be credited with new ordinary shares as soon as practicable after 8:00 a.m. (London time) on Friday, October 4, 2013. What are my other Choices? What happens next?

8 Barclays PLC | Rights Issue ? Your Questions Answered (United States, Canada and ADSs) Ordinary Share Rights Timetable 18. What are the key dates for ordinary share rights that I need to be aware of? The expected timetable below lists certain important dates relating to the offering to holders of existing ordinary shares pursuant to the Rights Issue. If for any reason it becomes necessary to adjust the expected timetable as set out in this document, Barclays will make an appropriate announcement giving details of the revised dates. All times referred to in this timetable are London time. September 13, 2013 Ordinary share record date (close of business) September 17, 2013 Provisional Allotment Letters dispatched to existing ordinary shareholders September 18, 2013 Admission (8:00 a.m.) September 18, 2013 Dealings in new ordinary share rights, nil paid, commence on the London Stock Exchange (8:00 a.m.) September 18, 2013 Ordinary shares marked ?ex-rights? by the London Stock Exchange (8:00 a.m.) September 18, 2013 Nil paid ordinary share rights credited to stock accounts in CREST, if applicable (as soon as practicable after 8:00 a.m.) September 18, 2013 Nil paid and fully paid ordinary share rights enabled in CREST, if applicable (as soon as practicable after 8:00 a.m.) September 26, 2013 Recommended latest time and date for requesting withdrawal of ordinary share rights, nil or fully paid, from CREST, if applicable (for conversion into certificated form) (4:30 p.m.) September 27, 2013 Latest time and date for depositing renounced Provisional Allotment Letters, nil or fully paid, into CREST or for dematerializing ordinary share rights, nil or fully paid, into a CREST stock account (for conversion into uncertificated form) (3:00 p.m.) September 30, 2013 Latest time and date for splitting Provisional Allotment Letters, nil paid (3:00 p.m.) October 2, 2013 Latest time and date for receipt of an acceptance, instruction and payment by returning a Provisional Allotment Letter and registration of renounced Provisional Allotment Letters (11:59 p.m.) October 4, 2013 Results of Rights Issue to be announced (8:00 a.m.) October 4, 2013 Dealings in new ordinary shares, fully paid, commence on the London Stock Exchange (8:00 a.m.) By October 4, 2013 New ordinary shares credited to CREST stock accounts (as soon as practicable after 8:00 a.m.) By October 17, 2013 Dispatch of definitive share certificates for new ordinary shares in certificated form

Terms of the Rights Issue for holders of ADSs If you are a registered holder of ADSs, you will be sent an ADS rights certificate. 19. What are the terms of the offer if I hold ADSs? Under the terms of the Rights Issue ADS Holders will have the right to buy one new ADS for every four existing ADSs held of record as at 5:00 p.m. (New York City time) on Friday, September 13, 2013 (the “ADS record date”), at an estimated subscription price of $11.75 per new ADS. New ADSs are being offered in the Rights Issue at an estimated subscription price that represents a discount of approximately: 38.3% to the closing ADS price of $19.04 on Monday, July 29, 2013 (being the last business day prior to the release of the announcement of the Rights Issue); 33.2% to the theoretical ex-ADS rights price of $17.58, based on the closing ADS price on Monday, July 29, 2013; and 38.9% to the closing ADS price of $19.22 on Friday, September 13, 2013 (being the last business day prior to the date of the Prospectus). The ADS rights are potentially valuable. You should therefore consider any decisions that you make in connection with the Rights Issue carefully. 20. What is the subscription price for new ADSs? To subscribe for new ADSs, you must deposit $12.34 per new ADS so subscribed with the ADS rights agent, which represents 105% of the estimated ADS subscription price of $11.75 per new ADS, to account for possible exchange rate fluctuations before the U.S. dollar price is finally determined. As each ADS represents four new ordinary shares, the estimated ADS subscription price is four times the U.S. dollar equivalent of the ordinary share subscription price using an exchange rate of $1.5876 per pound sterling (the closing spot rate as published by Bloomberg at 5:00 p.m. (New York City time) on Friday, September 13, 2013). The actual U.S. dollar ADS subscription price will be the U.S. dollar equivalent of four times the ordinary share subscription price of 185 pence per new ordinary share on or about Wednesday, October 2, 2013, as determined by Barclays. 21. What if the number of new ADSs which I am entitled to apply for is not a whole number? Am I entitled to a fraction of an ADS? Your entitlement to new ADSs will be calculated as at 5:00 p.m. (New York City time) on the ADS record date. If this is not a whole number, you will not receive a fraction of a new ADS and your entitlement will be rounded down to the next lowest whole number. Barclays has arranged for you to receive a payment in lieu of any fractional ADS entitlement if and to the extent the ADS depositary is successful in selling all or part of the aggregate number of ordinary share rights underlying the aggregate fractional ADS rights entitlements for an amount that exceeds its expenses. If you have more than one account, each holding of existing ADSs will be treated as a separate holding when entitlements are calculated. 22. How will the Rights Issue affect my existing ADSs? If you decide to take up all of your ADS rights to subscribe for the new ADSs, the proportion of Barclays that you own will remain the same as it was before the Rights Issue (subject to rounding down of fractional entitlements). If you decide to sell some or all of your ADS rights, or you take no action and let your ADS rights lapse, then the proportion of Barclays that you own will be smaller once the Rights Issue is completed. You should ensure that you read the Prospectus and any documents enclosed with this booklet carefully before making any decisions. If you hold fewer than four existing ADSs as at 5:00 p.m. (New York City time) on the ADS record date, you will not be entitled to subscribe for any new ADSs under the terms of the Rights Issue. 23. I participate in the Barclays PLC Scrip Dividend Programme. Are my dividend ADSs eligible for inclusion in the Rights Issue? Yes. If you were allotted ADSs on Friday, September 13, 2013, under the Barclays PLC Scrip Dividend Programme, these ADSs will be included in the calculation of your ADS rights. 24. What happens if the amount I have deposited with the ADS rights agent is more than the subscription amount for the new ADSs? If the actual U.S. dollar amount you deposit with the ADS rights agent in respect of your subscription for new ADSs, when converted into pounds sterling, is more than the ordinary share subscription price plus any applicable taxes owing for the number of new ADSs subscribed for, the ADS rights agent will refund such excess U.S. dollar deposit price to you without interest. 25. What happens if the amount I have deposited with the ADS rights agent is less than the subscription amount for the new ADSs? If there is a deficiency, the ADS rights agent will pay such deficiency on your behalf. The ADS rights agent will not deliver the new ADSs to you until it has received payment of the deficiency from you. If payment of the amount of any deficiency is not received from you by the ADS rights agent by Wednesday, October 9, 2013, the ADS rights agent may sell such new ADSs and allocate the proceeds of such sales to cover such deficiency (including interest and expenses). 26. If I buy or sell ADSs after the ADS record date, will I be eligible to participate in the Rights Issue? If you bought ADSs after 5:00 p.m. (New York City time) on the ADS record date, but before 9:30 a.m. on Thursday, September 19, 2013 (the time when the ADS rights are expected to start trading on the New York Stock Exchange), or if you sell your ADSs after such date, then you may still be eligible to participate in the Rights Issue. If you are in any doubt, please consult your stockbroker, bank or other appropriate financial adviser, or whoever arranged your share purchase or sale, to ensure you claim your entitlement. If you buy existing ADSs at or after 9:30 a.m. (New York City time) on Thursday, September 19, 2013, you will not be eligible to participate in the Rights Issue in respect of those ADSs.

10 Barclays PLC | Rights Issue ? Your Questions Answered (United States, Canada and ADSs) What are my choices? If you are a registered holder of existing ADSs, there are a number of choices available to you. You can: Choice 1 Exercise some or all of your ADS rights (Section 1 on the ADS rights certificate). Choice 2 Instruct the ADS rights agent to cancel your ADS rights and attempt to sell the ordinary share rights underlying your ADS rights on the London Stock Exchange (Section 2 on the ADS rights certificate). Choice 3 Instruct the ADS rights agent to cancel your ADS rights and deliver the ordinary share rights to your account (Section 3 on the ADS rights certificate). You may also choose to sell some or all of your ADS rights through your own broker. If you choose to do so, you should contact your broker for more information. Please see question 32 for more information. You can also choose to do nothing and your ADS rights will lapse. Please see question 33 for more information. The deadlines for each of your choices are set out on pages 11 to 13 of this booklet. If you are considering taking any other actions, please contact your broker, bank or other appropriately authorised financial adviser. 27. What have I received? If you are a registered holder of existing ADSs, you will have received a pack which includes: Letter to registered holders A letter from Barclays describing the Rights Issue and the choices available to you. ADS rights certificate A certificate from JPMorgan Chase Bank, N.A. (the ?ADS rights agent?), showing your entitlement to ADS rights and allowing you to exercise such ADS rights or take certain other actions. Return envelope When you have made your choice, please return your ADS rights certificate and a cashier?s check drawn on a U.S. bank (if necessary) payable to the ADS rights agent. Please include proper postage when returning to the ADS rights agent. If you hold your existing ADSs through a broker, dealer, commercial bank, trust company or other nominee, you should contact such financial intermediary to obtain any documentation in connection with the Rights Issue. 28. What do I need to do now? You should read the documents in your pack carefully. You should also read the Prospectus and other documents Barclays has filed, and will file, with the SEC for more complete information about Barclays and the Rights Issue. You may obtain these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov or by accessing the Barclays website at Barclays.com/rightsissue. The Rights Issue in Canada is being made pursuant to the Canadian Offering Memorandum that includes the Prospectus. The Canadian Offering Memorandum is available free of charge by accessing the Barclays website at Barclays.com/rightsissue. If you would like to request that a copy of the Prospectus or the Canadian Offering Memorandum, as applicable, be mailed to you, please contact D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, +1 (800) 269-6427 (toll free in the U.S. or Canada) or +1 (212) 269-5550 (call collect outside the U.S. or Canada). If you decide that you do wish to take action, please ensure you are aware of the deadlines, which will vary depending on the choice you make.

Barclays PLC | Rights Issue ? Your Questions Answered (United States, Canada and ADSs) 11 29. CHOICE 1: Exercise some or all of your ADS rights If you are a DTC Participant If you are a broker or a bank holding your existing ADSs through The Depository Trust Company (?DTC?), you may subscribe for the new ADSs through the DTC system by instructing DTC to charge your applicable account for payment of the ADS deposit amount to the ADS rights agent. You must send DTC instructions so as to allow DTC sufficient time to transmit the subscription instructions and payment before the deadline set by DTC for subscriptions. If you are a registered holder If you are a holder of existing ADSs registered directly with the ADS depositary, you can subscribe for the new ADSs by delivering to the ADS rights agent a properly completed ADS rights certificate and paying in full the ADS deposit amount for the new ADSs. If you have received an ADS rights certificate, complete Section 1 on the ADS rights certificate to exercise all or a portion of your ADS rights. In order to exercise your ADS rights, a properly completed and executed ADS rights certificate, along with payment in full, must be received by the ADS rights agent no later than 2:30 p.m. (New York City time) on Tuesday, October 1, 2013. If you received an ADS rights certificate and you wish to subscribe for a portion of your new ADSs or transfer a portion of your ADS rights to more than one person, you must follow the instructions included with your ADS rights certificate. For more information on completing your ADS rights certificate, please contact JPMorgan Chase Bank, N.A., the ADS rights agent for the Rights Issue, at +1 (800) 990-1135 from inside the United States or +1 (651) 453-2128 from outside the United States. If you are a beneficial owner If you are the beneficial owner of existing ADSs and are not a DTC participant or registered holder, you should contact the financial intermediary through which you hold your existing ADSs to arrange for subscription and payment for the new ADSs. The financial intermediary with whom the subscription is made may require any person exercising rights to pay or block the ADS deposit amount for the new ADSs being subscribed for in a deposit account as a condition to accepting the relevant subscription. You should contact your financial intermediary without delay. You should also contact that financial intermediary to determine the procedures you must follow to (i) cancel all or a portion of your ADS rights and instruct the ADS rights agent to attempt to sell the underlying ordinary share rights on your behalf or (ii) instruct the ADS rights agent to cancel all or a portion of your ADS rights and instruct its custodian to deliver the underlying ordinary share rights to your account. 30. CHOICE 2: Instruct the ADS rights agent to cancel your ADS rights and attempt to sell the ordinary share rights on the London Stock Exchange If you have received an ADS rights certificate, you may direct the ADS rights agent by no later than 2:30 p.m. (New York City time) on Wednesday, September 25, 2013, to cancel such ADS rights and attempt to sell the underlying ordinary share rights on your behalf. The ADS rights agent will endeavour to sell the ordinary share rights underlying your ADS rights on the London Stock Exchange on a periodic basis at such time or times as the ADS rights agent determines. The ADS rights agent will distribute the proceeds, after accounting for the ADS depositary?s cancellation fees of $0.05 per ADS right cancelled in respect of which such instruction was given and expenses, any applicable taxes and any other applicable fees and expenses of the ADS depositary as provided under the deposit agreement, pro rata to each of the holders of ADS rights by whom it has been directed to make such sales. Any net payments owing will be made on or around Monday, October 7, 2013. There is no guarantee that it will be possible to sell the ordinary share rights ultimately underlying such ADS rights at a price which results in a payment to you. 31. CHOICE 3: Instruct the ADS rights agent to cancel your ADS rights and deliver the ordinary share rights to your account At any time prior to 12:00 p.m. (New York City time) on Thursday, September 26, 2013, you may surrender your ADS rights to the ADS rights agent and, upon payment of the cancellation fee of $0.05 per ADS right to the ADS rights agent, the ADS rights agent will, if you request in writing, instruct its custodian to transfer the ordinary share rights represented by your ADS rights to an account you specify in the CREST settlement system. To the extent delivery instructions are not valid or delivery otherwise fails, the ADS rights agent shall void such surrender for cancellation and any cancellation fees paid may be retained by the ADS rights agent as a failed delivery fee. What are my choices? continued

12 Barclays PLC | Rights Issue ? Your Questions Answered (United States, Canada and ADSs) 32. Will I be able to sell my ADS rights? The ADS rights are transferable and have been listed on the New York Stock Exchange under the ticker symbol ?BCS RT?. Please contact your broker or the other financial intermediary through which you hold ADS rights in order to determine the procedures for trading your ADS rights on the New York Stock Exchange. The ADS rights are expected to trade on the New York Stock Exchange from 9:30 a.m. (New York City time) on Wednesday, September 18, 2013 through 4:00 p.m. (New York City time) on Wednesday, September 25, 2013. 33. What happens If I do nothing? If you do not want to take up your ADS rights, you do not need to do anything. Your ADS rights will expire or ?lapse? once the subscription period for new ADSs closes at 2:30 p.m. (New York City time) on Tuesday, October 1, 2013. Barclays has made arrangements to try to find investors to subscribe for the new ordinary shares underlying the new ADSs that your ADS rights entitled you to buy, together with those of shareholders and other holders of ADSs who also do not take up their ordinary share rights or ADS rights (as applicable). If investors are found who agree to pay a premium above the subscription price of 185 pence per new ordinary share and the related expenses of procuring those investors (including any applicable brokerage and commissions and amounts in respect of value added tax), any amounts attributable to you will be paid to the ADS depositary. If the ADS rights agent receives a payment from the ADS depositary in respect of entitlements to ordinary share rights that expired unexercised, the ADS rights agent will treat the ADS rights as having been cancelled, convert any amounts so received, net of expenses and any applicable charges, into U.S. dollars and remit the amount so received in U.S. dollars pro rata to you. If investors cannot be found who agree to pay a premium over the subscription price of 185 pence per new ordinary share, you will not receive any payment. 34. Can I change my mind after I have exercised my ADS rights? No. Any exercise of ADS rights or instructions to the ADS rights agent will be irrevocable upon exercise and may not be cancelled or modified after such exercise or instructions. 35. What happens after I have made my choice? Choice 1 Once the Rights Issue has completed, the ADS depositary will issue the new ADSs promptly following the delivery of the underlying new ordinary shares to the ADS depositary?s custodian by credit to its book-entry account in CREST, which delivery to the custodian is expected to be on or about Friday, October 4, 2013. Choice 2 The ADS rights agent will distribute the proceeds, after accounting for the ADS depositary?s fees of $0.05 per ADS right cancelled in respect of which such instruction was given and expenses, any applicable taxes and any other applicable fees and expenses of the ADS depositary as provided under the deposit agreement, pro rata to each of the holders of ADS rights by whom it has been directed to make such sales by Thursday, October 3, 2013. There is no guarantee that it will be possible to sell the ordinary share rights underlying your ADS rights at a price which results in a payment to you. Choice 3 The custodian of the ADS depositary will transfer the ordinary share rights represented by your ADS rights to an account you specify in the CREST settlement system. To the extent delivery instructions are not valid or delivery otherwise fails, the ADS rights agent shall void such surrender for cancellation, and any cancellation fees paid may be retained by the ADS rights agent as a failed delivery fee. Sale of lapsed ADS rights If you decide to do nothing or if you exercise only some of your ADS rights, Barclays has made arrangements to try to find investors to subscribe for the new ordinary shares underlying the new ADSs that your ADS rights entitled you to buy, together with those of shareholders or other holders of ADSs who also do not take up their ordinary share rights or ADS rights (as applicable). Please see question 33 for further information. What are my other choices? What happens next?

Barclays PLC | Rights Issue ? Your Questions Answered (United States, Canada and ADSs) 13 36. What are the key dates for ADS rights that I need to be aware of? The expected timetable below lists certain important dates relating to the offering to holders of existing ADSs pursuant to the Rights Issue. If for any reason it becomes necessary to adjust the expected timetable as set out in this document, Barclays will make an appropriate announcement giving details of the revised dates. All times referred to in this timetable are New York City time. September 13, 2013 ADS record date (5:00 p.m.) On or about September 18, 2013 ADS rights certificates sent to ADS holders September 18, 2013 ADS rights exercise period begins (9:00 a.m.) September 18, 2013 Trading in ADS rights on NYSE commences (9:30 a.m.) September 19, 2013 ADSs are quoted ?ex-rights? on NYSE (9:30 a.m.) September 25, 2013 Time period for election of sale of ordinary share rights underlying ADS rights in certificated form by ADS rights agent ends (2:30 p.m.) September 25, 2013 Trading in ADS rights on NYSE ends (4:00 p.m.) September 26, 2013 Time period for surrender of ADS rights in exchange for underlying ordinary share rights ends (12:00 p.m.) October 1, 2013 ADS rights exercise period ends (2:30 p.m.) October 4, 2013 Announcement of results of Rights Issue (3:00 a.m.) On or after October 4, 2013 Delivery of shares to custodian of ADS depositary on account of ADS rights subscribed and issuance and delivery of the new ADSs promptly thereafter Trading in new ADSs on NYSE commences Ads Rights Timetable

14 Barclays PLC | Rights Issue ? Your Questions Answered (United States, Canada and ADSs) 37. Are there any tax implications that I should consider? Please see the section entitled ?Tax Considerations? of the Prospectus for further details on tax implications related to the Rights Issue. 38. Who should I contact if I have any further questions? D.F. King is acting as information agent for the Rights Issue for new ordinary shares and ADSs. If you have any questions on the subscription of new ordinary shares or ADSs, please contact D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, +1 (800) 269-6427 (toll free in the U.S. or Canada) or +1 (212) 269-5550 (call collect from outside the U.S. and Canada). This helpline is available from 9:00 a.m. to 9:00 p.m. (New York City time) Monday to Friday. Further Information The information agent operators can advise you on the choices that are available to you and the actions that you should take once you have decided what you wish to do. Please note that the information agent operators cannot provide advice on the merits of the Rights Issue nor give financial, tax, investment or legal advice. If you are in any doubt as to the action you should take, please contact your broker, bank or other appropriately authorised financial adviser. Go Online Barclays.com/rightsissue Telephone +1 (800) 269-6427 (toll free in the U.S. and Canada) +1 (212) 269-5550 (call collect from outside the U.S. and Canada) D.F. King & Co., Inc. 48 Wall Street, New York, NY 10005 United States Registered office: 1 Churchill Place, London E14 5HP Registered in England. Registered No: 48839 Barclays PLC 2013